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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-33382) pertaining to the 2000 Stock Incentive Plan and 2001 Employee Stock Purchase Plan of Websense, Inc. of our report dated January 19, 2001, with respect to the financial statements of Websense, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

Our audits also included the financial statement schedule of Websense, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements, taken as a whole, presents fairly in all material respects the information set forth therein.


                                                     ERNST & YOUNG LLP

San Diego, California
March 28, 2001